STRICTLY CONFIDENTIAL

LETTER TO BROKERS
MERRILL CORPORATION

Offer to Exchange
Class A Senior Subordinated Notes due 2009
Class B Senior Subordinated Notes due 2009
and
 Series A Warrants
for any and all of its outstanding
12% Senior Subordinated Notes 2009
 CUSIP No. 590175 AC 9
and Solicits Consents

        The Exchange Offer and Consent Solicitation (as defined and described in the Offering Circular (as defined below)) will expire at 5:00 p.m., New York City time, on August 1, 2002, unless extended (the "Expiration Date"). In order to participate in the Exchange Offer and Consent Solicitation, holders of 12% Senior Subordinated Notes due 2009 (the "Old Notes") must tender their Old Notes and provide their Consents (as defined herein) to the Proposed Amendments (as defined herein) at or prior to 5:00 p.m., New York City time, on the Expiration Date. Merrill Corporation plans to execute a supplemental indenture (the "Supplemental Indenture") to the indenture governing the Old Notes (the "Old Indenture") containing the Proposed Amendments following the Expiration Date. Consents, along with the tendered Old Notes, may be revoked at any time prior to the Expiration Date, but not thereafter.

        THE OFFER OF THE SECURITIES CONTEMPLATED IN THE EXCHANGE OFFER IS MADE PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), PROVIDED BY SECTION 3(a)(9) THEREOF AND, ACCORDINGLY, THE OFFER OF SUCH SECURITIES HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION.

        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        July 3, 2002

To Brokers, Dealers, DTC participants, Commercial
Banks, Trust Companies and Other Nominees:

        Merrill Corporation, a corporation incorporated under the laws of Minnesota ("Merrill" or the "Company"), is offering upon the terms and subject to the conditions set forth in the Offering Circular and Consent Solicitation Statement dated July 3, 2002 (as it may be supplemented or amended from time to time, the "Offering Circular") and the accompanying Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange its Class A Senior Subordinated Notes due 2009 (the "Class A Senior Subordinated Notes"), its Class B Senior Subordinated Notes due 2009 (the "Class B Senior Subordinated Notes" and, together with the Class A Senior Subordinated Notes, the "New Senior Subordinated Notes") and Series A Warrants to purchase Class B common stock, par value $.01 per share (the "Warrants" and, together with the New Senior Subordinated Notes, the "New Senior Subordinated Notes and Warrants") for all outstanding Old Notes, upon the terms and subject to the conditions set forth in the Offering Circular. In conjunction with the Exchange Offer, the Company is also soliciting (the "Solicitation") consents ("Consents") from holders of the Old Notes (the "Old Noteholders") representing at least two-thirds in aggregate principal amount of the outstanding Old Notes (the "Requisite Consents") to certain amendments described in the Offering Circular (the "Proposed Amendments") to the Old Indenture. The New Senior Subordinated Notes will be issued pursuant to, and entitled to the benefits of indentures, one relating to the Class A Senior Subordinated Notes, the other to the Class B Senior Subordinated Notes (together, the "Senior Subordinated Note Indentures"), among the Company, the guarantors and HSBC Bank USA, as trustee (the "Trustee"). The Warrants will be issued pursuant to a Warrant Agreement between the Company and HSBC Bank USA, as warrant agent. All references herein to the Exchange Offer are deemed to include the Solicitation. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offering Circular.

        Upon the terms and subject to the conditions of the Exchange Offer and applicable law, the Company will exchange all Old Notes validly tendered (and not withdrawn) pursuant to the Exchange Offer and accepted for exchange following the Expiration Date (the "Exchange Date").

        For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents.

        1.    The Offering Circular.

        2.    The Letter of Transmittal to be used by each holder of Old Notes to exchange Old Notes for New Securities and deliver a Consent (Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

        3.    A Notice of Guaranteed Delivery to be used to accept the Exchange Offer Consent and Solicitation if (a) the Letter of Transmittal and all other required documents cannot be delivered to HSBC Bank USA (the "Exchange Agent") at or prior to 5:00 p.m., New York City time, on the Expiration Date, as applicable, or (b) the book-entry transfer of such Old Notes cannot be completed at or prior to 5:00 p.m., New York City time, on the Expiration Date (or both (a) and (b)); and

        4.    A letter from the Company regarding the Exchange Offer that may be sent to your clients (the "Letter to Beneficial Holders") for whose accounts you hold Old Notes in your name or in the name of your nominee with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        Your prompt action is requested. We urge you to contact your clients promptly. Please note that Old Noteholders who wish to be eligible to receive the New Securities pursuant to the Exchange Offer must validly tender (and not withdraw) their Old Notes to the Exchange Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date.

        Important: the Letter of Transmittal (or a manually signed facsimile thereof), together with all other required documents, must be received by the Exchange Agent at or prior to 5:00 p.m., New York City time, on or before the Expiration Date, in order to participate in the Exchange Offer.

        None of the Financial Advisor, the Information Agent or the Exchange Agent makes any recommendation to holders of the Old Notes as to whether to exchange or refrain from exchanging any or all of their Old Notes. In addition, no one has been authorized to make any such recommendation. Old Noteholders are urged to consult their own financial and tax advisors in making their decisions on what principal amount at maturity, if any, of their Old Notes to tender in the Exchange Offer and in regard to which to deliver a Consent in the Solicitation in light of their own particular circumstances.

        In order to exchange Old Notes pursuant to the Exchange Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees should be sent to the Exchange

Agent, and confirmation of a book-entry transfer should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Offering Circular.

        The Company will pay or cause to be paid all transfer taxes, if any, with respect to the transfer of any Old Notes to it pursuant to the Exchange Offer, except as otherwise provided in Instruction 8 of the Letter of Transmittal.

        Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from D.F. King & Co., Inc., the Information Agent, at its address and telephone numbers set forth on the back cover of the Offering Circular.

Very truly yours,

MERRILL CORPORATION

        Nothing contained herein or in the enclosed documents is intended to constitute you or any person the agent of the Company, Rothschild Inc., D.F. King & Co., Inc. or HSBC Bank USA, or any of their respective affiliates, or authorize you or any other person to make any statement on their behalf other than statements expressly made in the Offering Circular or the Letter of Transmittal or use any documents in connection with the Exchange Offer and Consent Solicitation other than for the purposes described herein.